EXHIBIT 10.1
                                                                    ------------



                            Comverse Technology, Inc

                                                                   June 28, 2007

Paul Robinson
Comverse Technology, Inc.
810 Seventh Avenue, 35th Floor
New York, NY  10022

Dear Paul:

            On behalf of Comverse Technology, Inc. (the "Company"), we wish to thank you for your years of dedicated service. This letter will govern the terms and conditions of your separation from service with the Company. We hereby agree as follows:

            1. Your service as an officer and employee of the Company shall terminate at the close of business on June 29, 2007 (the "Separation Date"). On or before the Separation Date, the Company shall provide you with a copy of the Form 8-K disclosure that it will file describing the terms of your separation.

            2. You will resign from the Boards of Directors of Verint Systems Inc. and Ulticom, Inc., and any other subsidiary boards of directors or committees thereof, effective on the Separation Date.

            3. You will return all Company property to the Company on the Separation Date, including, without limitation, all Company automobiles, computers, telephones, blackberry devices, and all forms of confidential information related to the business of the Company; provided that you may retain as personal property (i) the Company purchased Motorola RAZR cellular phone handset and (ii) the iMac home computer provided to you by the Company; provided, further, that you agree to remove and delete all confidential information from or related to the Company and its affiliates from such handset and iMac computer.

            4. For a period of up to 30 days following the Separation Date (i.e., until July 29, 2007) and upon reasonable notice from the Company, you will provide, without additional compensation, transition services as outlined on Exhibit A hereto during such regular business hours as may be reasonably requested by the Company. The Company agrees to reimburse you for reasonable expenses incurred by you in connection with the provision of such services.

            5. You will execute and deliver to the Company a release, in the form of Exhibit B hereto, in accordance with the terms thereof.

            6. In respect of your separation, you will be entitled to the payments and benefits from the Company and its subsidiaries as set forth on Exhibit C hereto. The payments and benefits set forth on Exhibit C shall be the sole and exclusive compensation to which you will be entitled in respect of your service with the Company and its subsidiaries or termination thereof.

            7. Until such time as the Company discloses information about your separation from service to the public, the Company will not disclose such separation or the terms thereof to anyone, other than to members of the Board of Directors of the Company, members of the Boards of Directors of Verint Systems Inc., Ulticom, Inc. and other Company subsidiaries, employees of the Company, Verint Systems Inc., Ulticom Inc. and other Company subsidiaries, and/or outside

Paul Robinson
June 28, 2007
Page 2


legal counsel to the Company, Verint Systems Inc., Ulticom Inc. and other Company subsidiaries, provided, in each case, that such individuals are instructed to maintain confidentiality. Until such time as the Company discloses information about your separation from service to the public, unless otherwise agreed, you will not disclose such separation or the terms thereof to anyone, other than to your immediate family and your legal and financial advisors, provided, in each case, that such individuals are instructed to maintain confidentiality.

            8. To address the fact that certain of your stock options may terminate before the Company's current prohibition on the exercise of stock options (the "Restricted Period") has expired (i.e., when the Company is in compliance with its reporting obligations under the federal securities laws), the Company confirms that, in accordance with the terms of the applicable stock option plans and in the same manner applicable to employees in general, the period during which you may exercise any of your stock options that would otherwise expire during the Restricted Period has been extended until the later to occur of (i) 90 days after the Separation Date and (ii) 30 days after the Restricted Period has expired. However, such extension of the exercise period will not extend the term of any such options beyond the expiration date that otherwise would have applied if you had remained an employee. The Company will provide written notice to you when option exercises can resume in the same manner as it provides such notice to other former employee option holders, provided that you provide the Company with timely contact information.

            This letter shall amend your Employment Agreement with the Company, dated as of July 13, 2006, as amended (the "Employment Agreement"), in accordance with Section 17 of the Employment Agreement. This letter and such Employment Agreement shall constitute the entire agreement between the parties and shall supersede the provisions of all other prior agreements expressly concerning the subject matter herein and in the Employment Agreement.



Sincerely,

COMVERSE TECHNOLOGY, INC.

By:  /s/  Andre Dahan
    -------------------------
      Name:  Andre Dahan
      Title: Chief Executive Officer
             and President

Accepted and agreed to:

   /s/  Paul Robinson
------------------------------
Paul Robinson

Date signed: June 28, 2007

                                                                       EXHIBIT A

            1. Discuss with members of the Company's management any or all matters relating to the Company's business as may be requested.

            2. Provide a current list of all pending or threatened litigation against or related to the Company or any of its affiliates of which you are aware, including descriptions as to the nature of the claims, procedural status, reporting on previously prepared case analyses, parties, contact information for counsel to the Company, and other relevant persons within or outside of the Company and such other information as you believe will assist the Company in defending or prosecuting the same.

            3. Provide a list of any potential claims that you believe might be asserted against or related to the Company or any of its affiliates with respect to employment, intellectual property, contractual or other matters.

            4. Meet with internal and external counsel to discuss the matters described in items 2 and 3 above.




















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



                                                                       EXHIBIT B

                                     RELEASE

        This RELEASE ("Release") dated as of June 28, 2007 between Comverse Technology, Inc., a New York corporation (the "Company"), and Paul Robinson (the "Executive").

        WHEREAS, the Company and the Executive previously entered into an employment agreement dated July 13 2006, as amended by amendments dated November 21, 2006 and April 27, 2007 (the "Employment Agreement"); and

        WHEREAS, the Executive's employment with the Company has terminated effective June 29, 2007; and

        WHEREAS, pursuant to the letter agreement dated June 28, 2007, which amends the Employment Agreement, the Executive is entitled to certain compensation and benefits upon such termination, contingent upon the execution of this Release;

        NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Employment Agreement, as amended by letter agreement, dated June 28, 2007, between the Company and the Executive, the Company and the Executive agree as follows:

1. The Executive, on his own behalf and on behalf of his heirs, estate and beneficiaries, does hereby release the Company, and in such capacities, any of its subsidiaries or affiliates, and each past or present officer, director, agent, employee, shareholder, and insurer of any such entities, from any and all claims made, to be made, or which might have been made of whatever nature, whether known or unknown, from the beginning of time, including those that arose as a consequence of his employment with the Company, or arising out of the severance of such employment relationship, or arising out of any act committed or omitted during or after the existence of such employment relationship, all up through and including the date on which this Release is executed, including, but not limited to, those which were, could have been or could be the subject of an administrative or judicial proceeding filed by the Executive or on his behalf under federal, state or local law, whether by statute, regulation, in contract or tort, and including, but not limited to, every claim for front pay, back pay, wages, bonus, fringe benefit, any form of discrimination (including but not limited to, every claim of race, color, sex, religion, national origin, disability or age discrimination), wrongful termination, emotional distress, pain and suffering, breach of contract, compensatory or punitive damages, interest, attorney's fees, reinstatement or reemployment. If any arbitrator or court rules that such waiver of rights to file, or have filed on his behalf, any administrative or judicial charges or complaints is ineffective, the Executive agrees not to seek or accept any money damages or any other relief upon the filing of any such administrative or judicial charges or complaints. The Executive relinquishes any right to future employment with the Company and the Company shall have the right to refuse to re-employ the Executive, in each case without liability of the Executive or the Company. The Executive acknowledges and agrees that even though claims and facts in addition to those now known or believed by him to exist may subsequently be discovered, it is his intention to fully settle and release all claims he may have against the Company and the persons and entities described above, whether known, unknown or suspected.

2.      The Company and the Executive acknowledge and agree that the release



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



contained in Paragraph 1 does not, and shall not be construed to, release or limit the scope of any existing obligation of the Company and/or any of its subsidiaries or affiliates (i) to indemnify the Executive for his acts as an officer or director of Company in accordance with the bylaws of Company, the Indemnification Agreement (as referred to in Section 13 of the Employment Agreement), and/or other agreements, insurance policies or the law or (ii) to the Executive and his eligible, participating dependents or beneficiaries under any existing group welfare, equity, or retirement plan of the Company in which the Executive and/or such dependents are participants.

3. The Executive acknowledges that he has been provided at least 21 days to review the Release and has been advised to review it with an attorney of his choice. In the event the Executive elects to sign this Release prior to this 21 day period, he agrees that it is a knowing and voluntary waiver of his right to wait the full 21 days. The Executive further understand that he has 7 days after the signing hereof to revoke it by so notifying the Company in writing, such notice to be received by the Chief Executive Officer of the Company within the 7 day period. The Executive further acknowledge that he has carefully read this Release, knows and understands its contents and its binding legal effect. The Executive acknowledge that by signing this Release, he does so of his own free will and act and that it is his intention that he be legally bound by its terms.

        IN WITNESS WHEREOF, the parties have executed this Release on the date first above written.

                                            COMVERSE TECHNOLOGY, INC.



                                            By:  /s/  Shefali A. Shah
                                               -----------------------------
                                               Name:  Shefali A. Shah
                                               Title: Associate General Counsel



                                            THE EXECUTIVE

                                              /s/  Paul Robinson

                                            --------------------------------
                                            Paul Robinson

                                                                       EXHIBIT C

                         SEVERANCE PAYMENTS AND BENEFITS

1. Pro-rata bonus for the current year, based on maximum Bonus Compensation (as defined in the Employment Agreement): $145,833, payable in lump sum within 30 days following the Separation Date in accordance with the Company's payroll practice, but in no event earlier than the end of the revocation period under the release set forth in Exhibit B.

2. 100% of Base Salary (as defined in the Employment Agreement): $515,000, payable in lump sum within 30 days following the Separation Date in accordance with the Company's payroll practice, but in no event earlier than the end of the revocation period under the release set forth in Exhibit B.

3. 100% of maximum Bonus Compensation: $350,000, payable in lump sum within the 30 days following the Separation Date in accordance with the Company's payroll practice, but in no event earlier than the end of the revocation period under the release set forth in Exhibit B.

4. Any unpaid portion of the Special Retention Bonus (as defined in the Employment Agreement): $800,000, payable in lump sum within the 30 days following the Separation Date in accordance with the Company's payroll practice, but in no event earlier than the end of the revocation period under the release set forth in Exhibit B.

5. Payment by the Company of full premiums (employer and employee portions) for COBRA health benefits during the 18-month period following the Separation Date.

6. Vesting as of the Separation Date of all outstanding, unvested stock options and deferred stock awarded to you. Your outstanding, unvested stock options and deferred stock consist of the following:

        a. 30,000 shares of deferred stock granted July 13, 2006;
        b. 27,091 shares subject to option granted October 14, 2005;
        c. 4,159 shares subject to option granted October 14, 2005;
        d. 14,284 shares subject to option granted December 6, 2004;
        e. 4,466 shares subject to option granted December 6, 2004;
        f. 2,006 shares subject to option granted December 19, 2003;
        g. 2,994 shares subject to option granted December 19, 2003;
        h. 750 shares of Verint Systems Inc. subject to option granted December 12, 2003; and
        i. 1,250 shares of Ulticom, Inc. subject to option granted July 9, 2004.

All of such stock option and deferred stock awards shall otherwise remain subject to the terms and conditions of their respective award agreements and plans. A list of your outstanding options and deferred stock is set forth on Exhibit D.

7. Accrued vacation pay: $79,230.77.

8. Base Salary and Salary Supplement (as defined in the Employment Agreement) earned but not paid prior to the date of separation from service, and amounts


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



earned, accrued or owing to you prior to the Separation Date but not yet paid under Sections 7, 8, 9 or 10 of the Employment Agreement.

                                                                       EXHIBIT D

                            OUTSTANDING EQUITY AWARDS
                           (SEE ATTACHED SPREADSHEET)

                                                             EXER-                                OUT-        EXER-
            GRANT       GRANT                                CISED/             CAN-              STANDING/   CISABLE/
NAME        NUMBER      DATE      PLAN/TYPE  SHARES   PRICE  RELEASED   VESTED  CELLED  UNVESTED  UNRELEASED  RELEASABLE  EXPIRATION

CMVT
(as of      00036196  12/19/2003  1999/ISO   12,608   $16.70     632    9,614      0      2,994     11,976       8,982
6/22/2007)  00036197  12/19/2003  1999/NQ    27,392   $16.70  19,368   25,386      0      2,006      8,024       6,018
            00037767  12/6/2004   1999/ISO    4,466   $22.39       0        0      0      4,466      4,466           0
            00037768  12/6/2004   1999/NQ    45,534   $22.39       0   31,250      0     14,284     45,534      31,250
            00038890  10/14/2005  1997/ISO    4,159   $24.04       0        0      0      4,159      4,159           0
            00038891  10/14/2005  1997/NQ    45,841   $24.04       0   18,750      0     27,091     45,841      18,750
            00040143  7/13/2006   2005/RSU   40,000    $0.00       0   10,000      0     30,000     40,000      10,000

                      T O T A L             180,000           20,000   95,000      0     85,000    160,000      75,000
STARHOME
(as of                2/1/2000                4,500    $5.59            4,500                        4,500
6/27/2007)
                      T O T A L                                                                      4,500

ULTICOM         1097  6/26/2003   1998/NQ    15,000    $9.72   2,750   11,250      0      3,750     12,250
(as of          1164   7/9/2004   1998/NQ     2,500   $10.85       0    1,250      0      1,250      2,500
4/30/2007)
                      T O T A L                                                                     14,750

VERINT                5/21/2002   1996/ISO    4,893   $16.00                                         1,223       1,223    5/16/2012
(as of                12/12/2003  1996/NQ     3,000   $23.00                                750      2,250       1,500    12/12/2013
5/31/2007)            12/9/2004   2004/NQ     3,000   $35.11                                         2,000       2,000    12/9/2014
                      1/11/2006   2004/NQ     3,000   $34.40                                         3,000       3,000    1/11/2016

                      T O T A L                                                                      8,473



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